UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2010

HCSB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina	000-26995	57-1079444
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

5201 Broad Street, Loris, South Carolina 29569

(Address of principal executive offices)   (Zip code)

Registrant’s telephone number, including area code: (843) 756-6333

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

As previously disclosed, in April 2010 HCSB Financial Corporation (the “Company”) commenced an offering of subordinated promissory notes (the “Notes”).  Pursuant to the terms of the Notes, the Company is obligated to pay interest on the Notes semi-annually on April 5th and October 5th of each year, commencing on October 5, 2010, at a rate of 9.00% per annum until October 5, 2014.  Thereafter and until maturity on April 5, 2020, the Notes will bear interest a rate equal to the current Prime Rate in effect, as published by the Wall Street Journal, plus 3.00%, provided, that the rate of interest shall not be less than 8.00% per annum or more than 12.00% per annum.  The Company may repay the Notes anytime after April 19, 2014 in whole or in part.  The Notes have been structured to count as Tier 2 regulatory capital of the Company.

As reported on a Form 8-K filed on April 23, 2010, on April 19, 2010, in an initial closing, the Company sold Notes in the aggregate principal amount of $6 million to certain accredited investors, including directors and executive officers of the Company, and the Company thereafter continued the offering.  As of July 31, 2010, the Company completed its offering, having issued additional Notes with an aggregate principal amount of approximately $6 million.  Overall, the Company raised an aggregate principal amount of approximately $12 million in the offering.  The proceeds of the offering will be used to strengthen the Company’s capital, permit the Company to continue to grow and serve the community in which it operates, and to allow the Company to make additional investments that would be accretive to its future earnings.

Purchasers of the offering entered into a Subordinated Note Purchase Agreement (the “Purchase Agreement”) with the Company, pursuant to which the Company would issue the Notes.  The form of Purchase Agreement and Notes are incorporated herein by reference to Exhibits 10.1 and 10.2, respectively, of the Company’s Form 8-K filed on April 23, 2010.

The offering and sale of the Notes was conducted in reliance upon an exemption from registration provided for by Rule 506 of Regulation D and alternatively Section 4(2) of the Securities Act of 1933 (the “Act”). The Notes were not registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCSB FINANCIAL CORPORATION

Dated: August 5, 2010	By:	/s/ JAMES R. CLARKSON
Name: James R. Clarkson
Title: Chief Executive Officer